                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 3, 2000


                                HEALTHSTAR CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                   0-19499               91-1934592
    ----------------------------    ---------------        -----------------
    (State or other jurisdiction     (Commission            (IRS Employer
         of incorporation)           File Number)          Identification No.)

15720 North Greenway Hayden Loop, Suite 1,
        Scottsdale, Arizona                                      85260
-------------------------------------------                   -------------
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (480) 451-8575


           ----------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         Pursuant to a letter agreement dated as of March 3, 2000 between Harris Bank and The Company, Harris Bank agreed to extend the maturity of the loan amount to the earlier of (i) April 28, 2000 or (ii) the sale of HSI to Beyond Benefits (the "Target Date"). Specifically, the letter agreement acknowledged that the Company was in default under the terms of its loan agreement with Harris Bank because (i) it did not comply with the financial covenant regarding the applicable fixed charges coverage ratio (during the months of November and December 1999) and with the financial covenant regarding the applicable minimum EBITDA (during the month of December 1999), and (ii) it failed to pay the principal amount outstanding and owed to the bank on February 29, 2000. Under the terms of such letter agreement, the Bank waived the defaults described above, only with respect to the referenced periods, subject to the following conditions: (i) the principal amount outstanding under the applicable note must be paid in full by the Target Date; (ii) payment of a $10,000 fee; (iii) all things necessary to effect the sale of HSI and repayment must be done by the Target Date; and (iv) there must not occur any change in the condition or prospects of the Company, financial or otherwise, that Harris Bank deems material and adverse.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

10.1 Letter Agreement dated as of March 3, 2000 by and between the Company and Harris Bank.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HEALTHSTAR CORP.
                                  a Delaware corporation

                                   /s/ Steven A. Marcus
                                  -------------------------------------
                                  Steven A. Marcus
                                  Vice President and Chief Financial Officer


Date: March 14, 2000

                                  EXHIBIT INDEX




Exhibit 10.1 Letter Agreement by and between the Company and Harris Bank dated as of March 3, 2000.